Exhibit 99.1

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2016 RESULTS

●	GAAP net loss of ($278.5) million, ($0.32) per average common share
●	Core earnings of $0.29 per average common share*
●	Common stock book value per share of $11.50, economic leverage of 6.1:1
●	Credit investment portfolio represents 24% of stockholders’ equity
●	Completed approximately $1.5 billion acquisition of Hatteras Financial Corp. on July 12, 2016

NEW YORK--(BUSINESS WIRE)—August 3, 2016-- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company”) today announced its financial results for the quarter ended June 30, 2016.

“During heightened market volatility and amidst a difficult operating environment, Annaly continued to deliver strong performance and durable core earnings and book value,” commented Kevin Keyes, Chief Executive Officer and President.  “Our diversified platform has provided our shareholders with the most consistent core earnings over the past two years – earnings that have proven to be approximately two-thirds more stable than other industry participants.”

On July 12, 2016, Annaly completed the acquisition of Hatteras Financial Corp., for aggregate consideration of approximately $1.5 billion, marking the largest mortgage REIT acquisition in history.  “The Hatteras transaction provides portfolio diversity and size while also adding to the earnings and capital base of the Company,” Mr. Keyes remarked. “This strategic milestone is evidence of Annaly’s unique financial flexibility and demonstrates our ability to grow opportunistically in this challenging market environment.  Annaly’s shareholders continue to benefit from the increased scale, liquidity, asset and business diversification of the industry’s leading hybrid REIT.”

Enhanced Disclosures

Beginning with the second quarter 2016, the Company is separately providing a supplemental investor presentation on the Company’s business profile, strategy, capital allocation and performance. This information is in addition to the quarterly supplemental financial information, which the Company will continue to provide in a separate financial presentation. Both the Second Quarter 2016 Investor Presentation and the Second Quarter 2016 Financial Summary are available on the Company’s website (www.annaly.com).

Additionally, the Company periodically reviews its use of non-GAAP financial measures to ensure only those measures relied upon by the Company’s management in assessing the financial performance of the business are disclosed. This review also considers regulatory interpretations and guidance. Beginning with the second quarter 2016 results as reported herein, the Company has modified its non-GAAP disclosures to discontinue use of normalized financial metrics. The Company will continue disclosing core financial metrics, with core earnings redefined to also exclude the component of premium amortization representing the quarter-over-quarter change in estimated long-term constant prepayment rates (“CPR”) (referred to herein as premium amortization adjustment (“PAA”)). The Company believes these non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating the Company’s performance but should not be viewed in isolation and are not a substitute for financial measurements computed in accordance with GAAP. Please refer to the “Non-GAAP Financial Measures” section for additional information.

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015:

	June 30, 2016	March 31, 2016	June 30, 2015
Book value per common share	$11.50	$11.61	$12.32
Economic leverage at period-end (1)	6.1:1	6.2:1	5.6:1
GAAP net income (loss) per common share	($0.32)	($0.96)	$0.93
Core earnings per common share* (2)	$0.29	$0.30	$0.33
Annualized return (loss) on average equity	(9.60%)	(29.47%)	28.00%
Annualized core return on average equity*	9.73%	9.91%	10.31%
Net interest margin	1.15%	0.79%	2.06%
Core net interest margin* (3)	1.54%	1.54%	1.70%
Net interest spread	0.80%	0.36%	1.73%
Core net interest spread*	1.27%	1.27%	1.31%
Average yield on interest earning assets	2.48%	2.09%	3.32%
Core average yield on interest earning assets*	2.95%	3.00%	2.90%
(1)
Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and financial instruments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, the premium amortization adjustment resulting from the quarter-over-quarter change in estimated long-term CPR, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of dollar roll income (a component of Net gains (losses) on trading assets).

(3)
Represents the sum of the Company’s annualized economic core net interest income (exclusive of the PAA and inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances. Average interest earning assets reflects the average amortized cost of our investments during the period.

* Represents a non-GAAP financial measure. Please refer to the “Non-GAAP Financial Measures” section for additional information.

The Company reported a GAAP net loss for the quarter ended June 30, 2016 of ($278.5) million, or ($0.32) per average common share, compared to a GAAP net loss of ($868.1) million, or ($0.96) per average common share, for the quarter ended March 31, 2016, and GAAP net income of $900.1 million, or $0.93 per average common share, for the quarter ended June 30, 2015. The change for the quarter ended June 30, 2016 compared to the quarter ended March 31, 2016 is primarily due to lower realized and unrealized losses on interest rate swaps during the quarter ended June 30, 2016. The decrease for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015 is attributable to realized and unrealized losses on interest rate swaps during the quarter ended June 30, 2016 compared to realized and unrealized gains on interest rate swaps during the quarter ended June 30, 2015, as well as higher interest expense on repurchase agreements during the current quarter.

In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, considering estimates of future principal prepayment in the calculation of the effective yield because they are probable and the timing and amount of prepayments can be reasonably estimated.  The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition.  The amortized cost of the investment is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date.  The adjustment to amortized cost is offset with a charge or credit to interest income.  Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.  The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. The Company’s non-GAAP metrics exclude the effect of the PAA representing the quarter-over-quarter change in estimated long-term CPR.

The following table illustrates the impact of quarter-over-quarter adjustments to long-term CPR estimates on premium amortization expense for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015:

	June 30, 2016	March 31, 2016	June 30, 2015
	(dollars in thousands)
Premium amortization expense	$265,475	$355,671	$94,037
Less: PAA cost (benefit)	85,583	168,408	(79,582)
Premium amortization expense exclusive of PAA	$179,892	$187,263	$173,619

	June 30, 2016	March 31, 2016	June 30, 2015
	(per common share)
Premium amortization expense	$0.29	$0.38	$0.10
Less: PAA cost (benefit)	0.10	0.19	(0.08)
Premium amortization expense exclusive of PAA	$0.19	$0.19	$0.18

Core earnings for the quarter ended June 30, 2016 were $282.2 million, or $0.29 per average common share, compared to $291.8 million, or $0.30 per average common share, for the quarter ended March 31, 2016, and $331.5 million, or $0.33 per average common share, for the quarter ended June 30, 2015. Core earnings decreased during the quarter ended June 30, 2016 compared to the quarter ended March 31, 2016 due to lower interest income earned on the Company’s commercial investment portfolio during the quarter ended June 30, 2016. Core earnings declined during the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015 due to higher borrowing costs and a reduction in TBA dollar roll income, partially offset by lower interest expense on swaps during the quarter ended June 30, 2016.

The following table presents a reconciliation between GAAP net income (loss) and non-GAAP core earnings for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015.

	For the quarters ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(dollars in thousands)
GAAP net income (loss)	$(278,497)	$(868,080)	$900,071
Less:
Realized (gains) losses on termination of interest rate swaps	60,064	-	-
Unrealized (gains) losses on interest rate swaps	373,220	1,031,720	(700,792)
Net (gains) losses on disposal of investments	(12,535)	1,675	(3,833)
Net (gains) losses on trading assets	(81,880)	(125,189)	114,230
Net unrealized (gains) losses on financial instruments measured at fair value through earnings	54,154	(128)	(17,581)
Impairment of goodwill	-	-	22,966
Corporate acquisition related expenses (1)	2,163	-	-
Net (income) loss attributable to noncontrolling interest	385	162	149
Premium amortization adjustment cost (benefit)	85,583	168,408	(79,582)
Plus:
TBA dollar roll income (2)	79,519	83,189	95,845
Core earnings	$282,176	$291,757	$331,473
GAAP net income (loss) per average common share	$(0.32)	$(0.96)	$0.93
Core earnings per average common share	$0.29	$0.30	$0.33
(1)	Represents transaction costs incurred in connection with the Company’s acquisition of Hatteras Financial Corp.
(2)	Represents a component of Net gains (losses) on trading assets.

Net interest margin for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015 was 1.15%, 0.79% and 2.06%, respectively. Core net interest margin for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015 was 1.54%, 1.54% and 1.70%, respectively. For the quarter ended June 30, 2016, the average yield on interest earning assets was 2.48% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps used to hedge cost of funds, was 1.68%, which resulted in a net interest spread of 0.80%. The average yield on interest earning assets for the quarter ended June 30, 2016 increased when compared to the quarter ended March 31, 2016 and decreased when compared to the quarter ended June 30, 2015 due to differences in premium amortization expense on Residential Investment Securities resulting from changes in long-term CPR estimates. The decline in our average cost of interest bearing liabilities for the quarter ended June 30, 2016 when compared to the quarter ended March 31, 2016 is primarily attributable to a reduction in interest expense on swaps, partially offset by higher average rates on repurchase agreements during the quarter ended June 30, 2016. The rise in our average cost of interest bearing liabilities for the quarter ended June 30, 2016 when compared to the quarter ended June 30, 2015 was driven by an increase in borrowing rates on repurchase agreements and other secured borrowings, partially offset by a decline in interest expense on swaps during the quarter ended June 30, 2016. For the quarter ended June 30, 2016, the core average yield on interest earning assets was 2.95%, which resulted in a core net interest spread of 1.27%.  The core average yield on interest earning assets for the quarter ended June 30, 2016 decreased when compared to the quarter ended March 31, 2016 primarily due to lower interest income on the commercial investment portfolio during the quarter ended June 30, 2016  and increased when compared to the quarter ended June 30, 2015 due to higher weighted average coupons on Residential Investment Securities, partially offset by higher weighted average premium amortization expense, exclusive of the PAA, on Residential Investment Securities.

Asset Portfolio

Residential Investment Securities

Residential Investment Securities, which are comprised of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and Non-Agency mortgage-backed securities, totaled $66.6 billion at June 30, 2016, compared to $67.3 billion at March 31, 2016 and $68.2 billion at June 30, 2015. The Company’s Residential Investment Securities portfolio at June 30, 2016 was comprised of 92% fixed-rate assets with the remainder constituting adjustable or floating-rate investments.

The Company uses third-party model and market information to project prepayment speeds for purposes of determining amortization of premiums and discounts on Residential Investment Securities. Changes to model assumptions, including interest rates and other market data, as well as periodic model revisions may cause changes to the results. The net amortization of premiums and accretion of discounts on Residential Investment Securities for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015, was $265.5 million (which included PAA cost of $85.6 million), $355.7 million (which included PAA cost of $168.4 million), and $94.0 million (which included a PAA benefit of $79.6 million), respectively.  The total net premium balance on Residential Investment Securities at June 30, 2016, March 31, 2016, and June 30, 2015, was $4.6 billion, $4.7 billion, and $4.8 billion, respectively. The weighted average amortized cost basis of the Company’s non interest-only Residential Investment Securities at June 30, 2016, March 31, 2016, and June 30, 2015, was 105.0%, 105.0% and 105.4%, respectively. The weighted average amortized cost basis of the Company’s interest-only Residential Investment Securities at June 30, 2016, March 31, 2016, and June 30, 2015, was 15.8%, 15.6%, and 16.0%, respectively. The weighted average experienced CPR on our Agency mortgage-backed securities for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015, was 12.7%, 8.8% and 12.1%, respectively. The weighted average projected long-term CPR on our Agency mortgage-backed securities at June 30, 2016, March 31, 2016, and June 30, 2015, was 13.0%, 11.8% and 7.7%, respectively.

At June 30, 2016, the Company had outstanding $12.7 billion in notional balances of TBA derivative positions. Realized and unrealized gains (losses) on TBA derivatives are recorded in Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). The following table summarizes certain characteristics of the Company’s TBA derivatives at June 30, 2016:

TBA Purchase Contracts	Notional	Implied Cost Basis	Implied Market Value	Net Carrying Value
	(dollars in thousands)
Purchase contracts	$12,739,000	$13,246,011	$13,383,501	$137,490

During the quarter ended June 30, 2016, the Company disposed of $1.8 billion of Residential Investment Securities, resulting in a net realized gain of $11.9 million.  During the quarter ended March 31, 2016, the Company disposed of $3.5 billion of Residential Investment Securities, resulting in a net realized loss of ($1.7) million.  During the quarter ended June 30, 2015, the Company disposed of $2.5 billion of Residential Investment Securities, resulting in a net realized gain of $3.9 million.

Commercial Investments Portfolio

The Company’s commercial investments portfolio consists of commercial real estate debt and equity investments and corporate debt.  Commercial real estate debt, including preferred equity, AAA-rated commercial mortgage-backed securities, securitized loans of consolidated variable interest entities (“VIEs”) and loans held for sale totaled $5.7 billion at June 30, 2016 compared to $5.9 billion at March 31, 2016. Loans held for sale, net totaled $164.2 million at June 30, 2016, compared to $278.6 million at March 31, 2016. Investments in commercial real estate totaled $504.6 million at June 30, 2016, down slightly from $527.8 million at March 31, 2016.  Corporate debt investments totaled $669.6 million as of June 30, 2016, up from $639.5 million at March 31, 2016. The weighted average levered return on commercial real estate debt and preferred equity, including loans held for sale, as of June 30, 2016, March 31, 2016, and June 30, 2015, was 8.25%, 7.53% and 9.78%, respectively. Excluding loans held for sale, the weighted average levered return on commercial real estate debt and preferred equity was 9.09%, 8.57% and 9.78% at June 30, 2016, March 31, 2016, and June 30, 2015, respectively. The weighted average levered returns on investments in commercial real estate equity as of June 30, 2016, March 31, 2016, and June 30, 2015, was 10.63%, 10.59% and 12.48%, respectively.

During the second quarter 2016, the Company provided additional funding on pre-existing commercial real estate debt commitments totaling $10.0 million with a weighted average coupon of 6.5%. During the second quarter 2016, the Company received cash from its commercial real estate investments of $225.2 million from loan sales (including loans held for sale), partial pay-downs, prepayments and maturities with a weighted average coupon of 3.7%, in addition to $12.75 million in proceeds from real estate sales.

At June 30, 2016, March 31, 2016, and June 30, 2015, residential and commercial credit assets (including loans held for sale) comprised 24%, 25% and 14% of stockholders’ equity, respectively.

Capital and Funding

At June 30, 2016, total stockholders’ equity was $11.6 billion. Leverage at June 30, 2016, March 31, 2016, and June 30, 2015, was 5.3:1, 5.3:1 and 4.8:1, respectively.  For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.  Economic leverage, which excludes non-recourse debt and includes other forms of financing such as TBA dollar roll transactions, was 6.1:1 at June 30, 2016, compared to 6.2:1 at March 31, 2016, and 5.6:1 at June 30, 2015. At June 30, 2016, March 31, 2016, and June 30, 2015, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives and exclusive of consolidated VIEs associated with B Piece commercial mortgage-backed securities), was 13.2%, 13.2%, and 14.6%, respectively.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015 of (9.60%), (29.47%) and 28.00%, respectively. On a core earnings basis, the Company provided an annualized return on average equity for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015, of 9.73%, 9.91%, and 10.31%, respectively.

At June 30, 2016, March 31, 2016, and June 30, 2015, the Company had a common stock book value per share of $11.50, $11.61 and $12.32, respectively.

At June 30, 2016, March 31, 2016, and June 30, 2015, the Company had outstanding $53.9 billion, $54.4 billion, and $57.5 billion of repurchase agreements, with weighted average remaining maturities of 129 days, 136 days, and 149 days, and with weighted average borrowing rates of 1.81%, 1.87%, and 1.73%, after giving effect to the Company’s interest rate swaps used to hedge cost of funds, respectively. The weighted average rate on repurchase agreements during the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015, was 1.00%, 0.95%, and 0.67%, respectively.

At June 30, 2016 and March 31, 2016, the Company had outstanding $3.6 billion of advances from the Federal Home Loan Bank of Des Moines, with weighted average remaining maturities of 1,644 days and 1,735 days, respectively, and with weighted average borrowing rates of 0.60% and 0.59%, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements and FHLB advances by maturity at June 30, 2016:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$20,212,965	0.85%
30 to 59 days	7,014,305	0.95%
60 to 89 days	5,970,102	0.86%
90 to 119 days	6,179,055	0.82%
Over 120 days(1)	18,080,284	1.28%
Total	$57,456,711	1.00%
(1)
Approximately 15% of the total repurchase agreements and FHLB advances have a remaining maturity over 1 year. The combined weighted average days to maturity for repurchase agreements and FHLB advances was 224 days.

The following table presents the principal balance, weighted average rate and weighted average days to maturity on outstanding debt at June 30, 2016:
		Weighted Average
	Principal Balance	Rate	Days to Maturity (3)
	(dollars in thousands)
Repurchase agreements	$53,868,385	1.02%	129
Other secured financing (1)	3,588,326	0.60%	1,644
Securitized debt of consolidated VIEs (2)	3,754,642	0.86%	2,385
Participation sold (2)	12,985	5.58%	302
Mortgages payable (2)	331,046	4.20%	3,035
Total indebtedness	$61,555,384
(1)	Represents advances from the Federal Home Loan Bank of Des Moines.
(2)	Non-recourse to the Company.
(3)	Determined based on estimated weighted-average lives of the underlying debt instruments.
Hedge Portfolio
At June 30, 2016, the Company had outstanding interest rate swaps with a net notional amount of $26.2 billion. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company enters into interest rate swaps to mitigate the risk of rising interest rates that affect the Company’s cost of funds or its dollar roll transactions.  As of June 30, 2016, the swap portfolio had a weighted average pay rate of 2.28%, a weighted average receive rate of 0.74% and a weighted average maturity of 7.04 years. There were no forward starting swaps at June 30, 2016.

The following table summarizes certain characteristics of the Company’s interest rate swaps at June 30, 2016:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
(dollars in thousands)
0 - 3 years	$1,152,401	1.63%	0.53%	2.61
3 - 6 years	12,025,000	1.88%	0.74%	4.00
6 - 10 years	9,570,550	2.43%	0.81%	7.73
Greater than 10 years	3,434,400	3.70%	0.55%	18.87
Total / Weighted Average	$26,182,351	2.28%	0.74%	7.04
(1)	Notional amount includes $0.2 billion in forward starting receive fixed swaps, which settle in July 2016.
(2)	Excludes forward starting swaps.
(3)	Weighted average fixed rate on forward starting receive fixed swaps was 1.38%.

The Company enters into U.S. Treasury and Eurodollar futures contracts to hedge a portion of its interest rate risk. The following table summarizes outstanding futures positions as of June 30, 2016:

	Notional - Long Positions	Notional - Short Positions	Weighted Average Years to Maturity
	(dollars in thousands)
2-year swap equivalent Eurodollar contracts	$-	$(6,200,000)	2.00
U.S. Treasury futures - 5 year	-	(1,447,200)	4.42
U.S. Treasury futures - 10 year and greater	-	(655,600)	6.88
Total	$-	$(8,302,800)	2.81

At June 30, 2016, March 31, 2016, and June 30, 2015, the Company’s hedge ratio was 49%, 51% and 53%, respectively. Our hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding.

Dividend Declarations

Common dividends declared for each of the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015 were $0.30 per common share.  The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2016, based on the June 30, 2016 closing price of $11.07, was 10.84%, compared to 11.70% for the quarter ended March 31, 2016, and 13.06% for the quarter ended June 30, 2015.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015:

	June 30, 2016	March 31, 2016	June 30, 2015
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	92%	93%	94%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	8%	7%	6%
Weighted average experienced CPR for the period	12.7%	8.8%	12.1%
Weighted average projected long-term CPR at period end	13.0%	11.8%	7.7%
Weighted average levered return on commercial real estate debt and preferred equity at period-end (1)	8.25%	7.53%	9.78%
Weighted average levered return on investments in commercial real estate equity at period-end	10.63%	10.59%	12.48%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	129	136	149
Hedge ratio (2)	49%	51%	53%
Weighted average pay rate on interest rate swaps at period-end (3)	2.28%	2.26%	2.29%
Weighted average receive rate on interest rate swaps at period-end (3)	0.74%	0.69%	0.40%
Weighted average net rate on interest rate swaps at period-end (3)	1.54%	1.57%	1.89%
Leverage at period-end (4)	5.3:1	5.3:1	4.8:1
Economic leverage at period-end (5)	6.1:1	6.2:1	5.6:1
Capital ratio at period-end	13.2%	13.2%	14.6%

Performance Related Metrics:
Book value per common share	$11.50	$11.61	$12.32
GAAP net income (loss) per common share	($0.32)	($0.96)	$0.93
Core earnings per common share	$0.29	$0.30	$0.33
Annualized return (loss) on average equity	(9.60%)	(29.47%)	28.00%
Annualized core return on average equity	9.73%	9.91%	10.31%
Net interest margin	1.15%	0.79%	2.06%
Core net interest margin	1.54%	1.54%	1.70%
Average yield on interest earning assets (6)	2.48%	2.09%	3.32%
Core average yield on interest earning assets (6)	2.95%	3.00%	2.90%
Average cost of interest bearing liabilities (7)	1.68%	1.73%	1.59%
Net interest spread	0.80%	0.36%	1.73%
Core net interest spread	1.27%	1.27%	1.31%
(1)
Includes loans held for sale. Excluding loans held for sale, the weighted average levered return on commercial real estate debt and preferred equity was 9.09%, 8.57% and 9.78% at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

(2)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding.
(3)	Excludes forward starting swaps.
(4)
Debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.

(5)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.
(6)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(7)	Includes interest expense on interest rate swaps used to hedge cost of funds.

Other Information

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights and ownership of a servicer; any potential business disruption following the acquisition of Hatteras Financial Corp.; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Second Quarter 2016 Investor Presentation and the Second Quarter 2016 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the second quarter 2016 earnings conference call on August 4, 2016 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 2103129.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10090067. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015(1)	2015	2015
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$2,735,250	$2,416,136	$1,769,258	$2,237,423	$1,785,158
Investments, at fair value:
Agency mortgage-backed securities	64,862,992	65,439,824	65,718,224	65,806,640	67,605,287
Agency debentures	-	157,035	152,038	413,115	429,845
Credit risk transfer securities	520,321	501,167	456,510	330,727	214,130
Non-Agency mortgage-backed securities	1,197,549	1,157,507	906,722	490,037	-
Commercial real estate debt investments (2)	4,361,972	4,401,725	2,911,828	2,881,659	2,812,824
Investment in affiliate	-	-	-	-	123,343
Commercial real estate debt and preferred equity, held for investment (3)	1,137,971	1,177,468	1,348,817	1,316,595	1,332,955
Loans held for sale, net	164,175	278,600	278,600	476,550	-
Investments in commercial real estate	504,605	527,786	535,946	301,447	216,800
Corporate debt	669,612	639,481	488,508	424,974	311,640
Reverse repurchase agreements	-	-	-	-	-
Interest rate swaps, at fair value	146,285	93,312	19,642	39,295	30,259
Other derivatives, at fair value	137,490	77,449	22,066	87,516	38,074
Receivable for investments sold	697,943	2,220	121,625	127,571	247,361
Accrued interest and dividends receivable	227,225	232,180	231,336	228,169	234,006
Receivable for investment advisory income	-	-	-	3,992	10,589
Other assets	237,959	234,407	119,422	67,738	48,229
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	43,306	35,853	38,536	33,424	33,365
Total assets	$77,716,470	$77,443,965	$75,190,893	$75,338,687	$75,545,680
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$53,868,385	$54,448,141	$56,230,860	$56,449,364	$57,459,552
Other secured financing	3,588,326	3,588,326	1,845,048	359,970	203,200
Convertible Senior Notes	-	-	-	-	-
Securitized debt of consolidated VIEs (4)	3,748,289	3,802,682	2,540,711	2,553,398	2,610,974
Participation sold	13,079	13,182	13,286	13,389	13,490
Mortgages payable	327,643	334,765	334,707	166,697	146,359
Interest rate swaps, at fair value	3,208,986	2,782,961	1,677,571	2,160,350	1,328,729
Other derivatives, at fair value	154,017	69,171	49,963	113,626	40,539
Dividends payable	277,479	277,456	280,779	284,348	284,331
Payable for investments purchased	746,090	250,612	107,115	744,378	673,933
Accrued interest payable	159,435	163,983	151,843	145,554	131,629
Accounts payable and other liabilities	62,868	54,679	53,088	63,280	58,139
Total liabilities	66,154,597	65,785,958	63,284,971	63,054,354	62,950,875
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 924,929,607, 924,853,133, 935,929,561, 947,826,176, and 947,768,496 issued and outstanding, respectively	9,249	9,249	9,359	9,478	9,478
Additional paid-in capital	14,575,426	14,573,760	14,675,768	14,789,320	14,788,677
Accumulated other comprehensive income (loss)	1,117,046	640,366	(377,596)	262,855	(354,965)
Accumulated deficit	(5,061,565)	(4,487,982)	(3,324,616)	(3,695,884)	(2,766,250)
Total stockholders’ equity	11,553,215	11,648,452	11,895,974	12,278,828	12,589,999
Noncontrolling interest	8,658	9,555	9,948	5,505	4,806
Total equity	11,561,873	11,658,007	11,905,922	12,284,333	12,594,805
Total liabilities and equity	$77,716,470	$77,443,965	$75,190,893	$75,338,687	$75,545,680

(1)	Derived from the audited consolidated financial statements at December 31, 2015.
(2)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $4.0 billion, $4.0 billion, $2.6 billion, $2.6 billion and $2.6 billion at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

(3)
Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $187.2 million, $211.9 million, $262.7 million, $314.9 million and $361.2 million, at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

(4)
Includes securitized debt of consolidated VIEs carried at fair value of $3.7 billion, $3.7 billion, $2.4 billion, $2.4 billion and $2.4 billion at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Net interest income:
Interest income	$457,118	$388,143	$576,580	$450,726	$624,277
Interest expense	152,755	147,447	118,807	110,297	113,072
Net interest income	304,363	240,696	457,773	340,429	511,205
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(130,762)	(147,475)	(159,487)	(162,304)	(144,465)
Realized gains (losses) on termination of interest rate swaps	(60,064)	-	-	-	-
Unrealized gains (losses) on interest rate swaps	(373,220)	(1,031,720)	463,126	(822,585)	700,792
Subtotal	(564,046)	(1,179,195)	303,639	(984,889)	556,327
Net gains (losses) on disposal of investments	12,535	(1,675)	(7,259)	(7,943)	3,833
Net gains (losses) on trading assets	81,880	125,189	42,584	108,175	(114,230)
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	(54,154)	128	(62,703)	(24,501)	17,581
Impairment of goodwill	-	-	-	-	(22,966)
Subtotal	40,261	123,642	(27,378)	75,731	(115,782)
Total realized and unrealized gains (losses)	(523,785)	(1,055,553)	276,261	(909,158)	440,545
Other income (loss):
Investment advisory income	-	-	-	3,780	10,604
Dividend income from affiliate	-	-	-	-	4,318
Other income (loss)	(9,930)	(6,115)	(10,447)	(13,455)	(22,275)
Total other income (loss)	(9,930)	(6,115)	(10,447)	(9,675)	(7,353)
General and administrative expenses:
Compensation and management fee	36,048	36,997	37,193	37,450	37,014
Other general and administrative expenses	13,173	10,948	10,643	12,007	14,995
Total general and administrative expenses	49,221	47,945	47,836	49,457	52,009
Income (loss) before income taxes	(278,573)	(868,917)	675,751	(627,861)	892,388
Income taxes	(76)	(837)	6,085	(370)	(7,683)
Net income (loss)	(278,497)	(868,080)	669,666	(627,491)	900,071
Net income (loss) attributable to noncontrolling interest	(385)	(162)	(373)	(197)	(149)
Net income (loss) attributable to Annaly	(278,112)	(867,918)	670,039	(627,294)	900,220
Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$(296,104)	$(885,910)	$652,047	$(645,286)	$882,228
Net income (loss) per share available (related) to common stockholders:
Basic	$(0.32)	$(0.96)	$0.69	$(0.68)	$0.93
Diluted	$(0.32)	$(0.96)	$0.69	$(0.68)	$0.93
Weighted average number of common shares outstanding:
Basic	924,887,316	926,813,588	945,072,058	947,795,500	947,731,493
Diluted	924,887,316	926,813,588	945,326,098	947,795,500	947,929,762
Net income (loss)	$(278,497)	$(868,080)	$669,666	$(627,491)	$900,071
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	483,930	1,017,707	(648,106)	609,725	(1,125,043)
Reclassification adjustment for net (gains) losses included in net income (loss)	(7,250)	255	7,655	8,095	(3,921)
Other comprehensive income (loss)	476,680	1,017,962	(640,451)	617,820	(1,128,964)
Comprehensive income (loss)	198,183	149,882	29,215	(9,671)	(228,893)
Comprehensive income (loss) attributable to noncontrolling interest	(385)	(162)	(373)	(197)	(149)
Comprehensive income (loss) attributable to Annaly	$198,568	$150,044	$29,588	$(9,474)	$(228,744)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the six months ended
	June 30,	June 30,
	2016	2015
Net interest income:
Interest income	$845,261	$1,143,391
Interest expense	300,202	242,492
Net interest income	545,059	900,899
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(278,237)	(302,704)
Realized gains (losses) on termination of interest rate swaps	(60,064)	(226,462)
Unrealized gains (losses) on interest rate swaps	(1,404,940)	234,590
Subtotal	(1,743,241)	(294,576)
Net gains (losses) on disposal of investments	10,860	66,189
Net gains (losses) on trading assets	207,069	(121,136)
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	(54,026)	(15,965)
Impairment of goodwill	-	(22,966)
Subtotal	163,903	(93,878)
Total realized and unrealized gains (losses)	(1,579,338)	(388,454)
Other income (loss):
Investment advisory income	-	21,068
Dividend income from affiliate	-	8,636
Other income (loss)	(16,045)	(23,299)
Total other income (loss)	(16,045)	6,405
General and administrative expenses:
Compensation and management fee	73,045	75,643
Other general and administrative expenses	24,121	27,304
Total general and administrative expenses	97,166	102,947
Income (loss) before income taxes	(1,147,490)	415,903
Income taxes	(913)	(7,669)
Net income (loss)	(1,146,577)	423,572
Net income (loss) attributable to noncontrolling interest	(547)	(239)
Net income (loss) attributable to Annaly	(1,146,030)	423,811
Dividends on preferred stock	35,984	35,984
Net income (loss) available (related) to common stockholders	$(1,182,014)	$387,827
Net income (loss) per share available (related) to common stockholders:
Basic	$(1.28)	$0.41
Diluted	$(1.28)	$0.41
Weighted average number of common shares outstanding:
Basic	925,850,452	947,700,832
Diluted	925,850,452	947,878,958
Net income (loss)	$(1,146,577)	$423,572
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,501,637	(493,571)
Reclassification adjustment for net (gains) losses included in net income (loss)	(6,995)	(66,277)
Other comprehensive income (loss)	1,494,642	(559,848)
Comprehensive income (loss)	348,065	(136,276)
Comprehensive income (loss) attributable to noncontrolling interest	(547)	(239)
Comprehensive income (loss) attributable to Annaly	$348,612	$(136,037)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

Non-GAAP Financial Measures

This news release contains analysis and discussion of non-GAAP financial measures. The Company’s presentation of non-GAAP financial measures has important limitations. Other market participants may calculate non-GAAP financial measures differently than the Company calculates them, making comparative analysis difficult.

Although the Company believes its presentation of non-GAAP financial measures provides insight into the Company’s financial position and performance excluding the effects of certain transactions, non-GAAP financial measures may have limited usefulness as an analytical tool.  Therefore, the non-GAAP financial measures should not be viewed in isolation and are not a substitute for financial measures computed in accordance with GAAP.

The Company’s non-GAAP financial measures include the following:

●	core earnings;
●	core earnings per common share;
●	annualized core return on average equity;
●	core interest income;
●	economic interest expense;
●	economic core net interest income;
●	core average yield on interest earning assets;
●	core net interest margin; and
●	core net interest spread

The Company’s management relies on non-GAAP financial measures to evaluate the performance of the business. Further, the Company’s management relies on these performance metrics, which exclude the effect of the PAA, in its consideration of dividend payments to shareholders. Given the quarter-over-quarter volatility of premium amortization cost (benefit), the Company believes that quantifying the component of premium amortization expense associated with the change in estimated long-term prepayment speeds provides investors with better visibility into the underlying performance of the business. Quantifying this component and disclosing the long-term CPR for investors on a quarterly basis eliminates the need for extrapolation and guesswork. These metrics are also useful in comparing performance versus industry peers as similar financial measures are disclosed by certain peers, and are frequently relied upon by analysts, investors and other interested parties to evaluate companies in our industry.

Economic interest expense is comprised of interest expense, as computed in accordance with GAAP, plus interest expense on interest rate swaps used to hedge cost of funds, a component of Realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Presenting the contractual interest payments in interest rate swaps with the interest paid on interest-bearing liabilities reflects total contractual interest payments. This presentation depicts the economic cost of our financing strategy.

TBA dollar roll income, a component of Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss), is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Dollar roll income represents the equivalent of interest income on the underlying security less an implied cost of financing and is included in the Company’s determination of core earnings.

A reconciliation of GAAP net income (loss) to non-GAAP core earnings is provided in a previous section of this news release. The following tables present a reconciliation of the Company’s other non-GAAP financial measures to the most directly comparable GAAP financial measures for the quarters ended June 30, 2016, March 31, 2016, and June 30, 2015:

	For the quarters ended
	June 30, 2016	March 31, 2016	June 30, 2015
Core Interest Income Reconciliation	(dollars in thousands)
Total interest income	$457,118	$388,143	$624,277
Premium amortization adjustment	85,583	168,408	(79,582)
Core interest income	$542,701	$556,551	$544,695

Economic Interest Expense Reconciliation
GAAP interest expense	$152,755	$147,447	$113,072
Add:
Interest expense on interest rate swaps used to hedge cost of funds	108,301	123,124	139,773
Economic interest expense	$261,056	$270,571	$252,845

Economic Core Net Interest Income Reconciliation
Core interest income	$542,701	$556,551	$544,695
Less:
Economic interest expense	261,056	270,571	252,845
Economic core net interest income	$281,645	$285,980	$291,850

Economic Core Metrics
Core interest income	$542,701	$556,551	$544,695
Average interest earning assets	$73,587,753	$74,171,943	$75,257,299
Core average yield on interest earning assets	2.95%	3.00%	2.90%
Economic interest expense	$261,056	$270,571	$252,845
Average interest bearing liabilities	$62,049,474	$62,379,695	$63,504,983
Average cost of interest bearing liabilities	1.68%	1.73%	1.59%
Core net interest spread	1.27%	1.27%	1.31%
Core net interest margin	1.54%	1.54%	1.70%